EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Natural Health Trends Corp.
Dallas, Texas
We have issued our report dated March 23, 2009, accompanying the consolidated financial statements as of and for the years ended December 31, 2007 and 2008, and included in the Annual Report of Natural Health Trends Corp. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements of Natural Health Trends Corp. on Form S-3 (File No’s. 333-147480 and 333-144219) and Form S-8 (File No. 333-142269 and 333-144215).
/s/ Lane Gorman Trubitt, L.L.P.
Dallas, Texas
March 23, 2009